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                                                                     Exhibit 5.1

                        Brown Rudnick Berlack Israels LLP
                              120 West 45th Street
                            New York, New York 10036

                                      December 16, 2002

HMS Holdings Corp.
401 Park Avenue South
New York, NY  10016

         RE:  Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as counsel to HMS Holdings Corp., a New York corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-4 (together with the exhibits thereto, the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), shares of its common stock, $.01 par value (the "Shares"), which are to be issued in connection with that certain Agreement and Plan of Merger (the "Merger Agreement") by and between the Company, Health Management Systems, Inc. ("HMS") and HMS Acquisition Corp. ("HMSA"), all of which are New York corporations. As a result of consummation of the transactions contemplated by the Merger Agreement (the "Transactions"), HMSA will be merged into HMS, and the Company will be the sole shareholder of HMS. This opinion is being rendered in connection with the filing with the SEC of the Registration Statement.

      In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

      (i) The Certificates of Incorporation (as amended and restated with respect to the Company and HMS) of each of the Company, HMS and HMSA, certified by the Secretary of State of New York and the Secretary of each of the Company, HMS and HMSA;

      (ii) The By-laws of each of the Company, HMS and HMSA, certified by the Secretaries of each of the respective companies;

      (iii) Resolutions adopted by the Board of Directors of each of the Company, HMS and HMSA, authorizing, among other things, that each respective corporation enter into the Merger Agreement and approving the Merger Agreement and related transactions;

      (iv)  The Registration Statement;

      (v)   The Merger Agreement;
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December     , 2002
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      (vi)  A letter from HMS' Transfer Agent dated as of a recent date as to the issued and outstanding shares of HMS;

      (vii) A Certificate of Merger in the form to be executed by HMS and HMSA and to be filed with the Department of State of the State of New York upon consummation of the Transactions;

      (viii) Forms of resolutions of the shareholders of each of the Company, HMS and HMSA with respect to the Transactions;

      (ix) Certificates of the Secretaries of each of the Company, HMS and HMSA as to the respective Board of Directors' resolutions referred to above in numbered paragraph (iii), on which we have relied exclusively with respect to the subject matter of such certificate;

      (x) A certificate of the Secretaries of each of the Company and HMS as to (a) the total issued and outstanding shares of common stock of the respective corporation; (b) the total number of shares of common stock issuable upon exercise, conversion or exchange of all outstanding options, warrants, convertible securities, exchangeable securities and any and all other outstanding rights to acquire common stock of the respective corporation, on which we have relied exclusively with respect to the subject matter of such certificate; and

      (xi) A certificate of good corporate standing of each of the Company, HMS and HMSA, issued in each case by the Department of State of the State of New York, on which we have relied exclusively with respect to the corporate good standing of each of the Company, HMS and HMSA.

      We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

      We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company, HMS, or HMSA or any of their respective properties may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company, HMS or HMSA.

      With your concurrence, the opinions hereafter expressed, whether or not qualified by language such as "to our knowledge," are based solely upon (a) our review of the Documents and (b) such review of published sources of law as we have deemed necessary.

      This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions. For
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purposes of those assumptions, the Enumerated Parties referred to in Schedule A are the Company, HMS and HMSA.

      We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraph 1 below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

      Our opinions contained herein are limited to the laws of the State of New York and the Federal law of the United States of America.

      1. Based upon and subject to the foregoing, we are of the opinion that, subject to: (a) the Registration Statement having become effective under the Act; (b) the Merger Agreement having been duly approved by the shareholders of each of the Company, HMS and HMSA, as contemplated in the Merger Agreement and the Registration Statement; (c) a Certificate of Merger executed by each of HMS and HMSA having been duly filed with and accepted by the office of the Department of State of the State of New York, as provided in the Merger Agreement, the Shares will have been duly authorized and, when issued in exchange for the consideration described in the Registration Statement, will be validly issued, fully paid and non-assessable.

      We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

      This opinion is as of the date hereof and is limited to the laws in effect as of the date hereof. We undertake no obligation to advise you of any change, whether legal or factual, in any matters set forth herein.

      This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraphs. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains effective under the Act.

                                          Very truly yours,

                                         /s/ BROWN RUDNICK BERLACK ISRAELS LLP
                                         -------------------------------------
                                             BROWN RUDNICK BERLACK ISRAELS LLP

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                                   SCHEDULE A

                       BROWN RUDNICK BERLACK ISRAELS LLP
                              STANDARD ASSUMPTIONS

      In rendering legal opinions in third party transactions, Brown Rudnick Berlack Israels LLP makes certain customary assumptions described below:

      1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents and perform the Transactions.

      2. Each of the Enumerated Parties holds requisite title and rights to any property involved in the Transactions and purported to be owned by it.

      3. Each person other than the Enumerated Parties has all requisite power and authority and has taken all necessary corporate or other action to enter into those Documents to which it is a party or by which it is bound, to the extent necessary to make the Documents enforceable against it.

      4. Each person other than the Enumerated Parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Enumerated Parties.

      5. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

      6. All official public records are accurate, complete and properly indexed and filed.

      7. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

      8. The conduct of the parties to the Transactions has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

      9. Each person other than the Enumerated Parties has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.

      10. There are no agreements or understandings among the parties to or bound by the Transactions, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the express terms of any of the Documents.

      11. The Enumerated Parties will not in the future take any discretionary action (including a decision not to act) permitted under any Document that would result in a violation of law or constitute a breach or default under that or any other Document or court or administrative orders, writs, judgments and decrees that name any Enumerated Party and are specifically directed to it or its property.
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      12.   The Enumerated Parties will obtain all permits and governmental approvals not required at the time of the closing of the Transactions but which are subsequently required, and will take all actions similarly required, relevant to subsequent consummation of the Transactions or performance of the Documents.

      13. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.